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                                                                    Exhibit 99.2

                              EMPLOYMENT AGREEMENT

          AGREEMENT by and among Regions Financial Corporation, a Delaware corporation ("Regions"), and Morgan Keegan & Company, Inc., (the "Company"), and
G. DOUGLAS EDWARDS (the "Executive") dated as of the 18TH DAY OF OCTOBER, 2006.

          Regions and the Company have determined that it is in the best interests of Regions and its shareholders to assure that the Company will have the continued dedication of the Executive pending and after the merger (the "Merger") of Regions and AmSouth Bancorporation.

                 NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

          1. Effective Date. The "Effective Date" shall mean OCTOBER 18, 2006.

          2. Employment Period. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ the Executive, and the Executive hereby agrees to remain in the employ of the Company for the period commencing on the Effective Date and ending on the earlier of the Date of Termination or the date this Agreement expires (the "Employment Period"). This Agreement shall expire on the fourth anniversary of the Effective Date, provided however that on each anniversary of the Effective Date that occurs before the 62nd birthday of the Executive, the term of this Agreement shall be extended for one additional year unless, on or before such anniversary, either the Company or the Executive notifies the other in writing of its intention not to extend the Agreement for such additional year.

          3. Terms of Employment. (a) Position and Duties. (i) During the Employment Period, (A) the Executive shall serve as the President and Chief Executive Officer of the Company, which shall comprise all of Regions' brokerage, trust, asset management, investment banking, capital market activities, and, in addition, all other activities of the type conducted by the Company as of the Effective Date (the "Business"), with such authority, duties and responsibilities as are commensurate with and as may be consistent with such positions and titles. The definition above of the Business is intended to be descriptive of the types of activities (e.g. brokerage) that are being conducted by the Company as of the Effective Date, and shall be so interpreted. During the Employment Period the Executive shall report directly to the Chairman of the Board of Directors of Regions, so long as either Jackson Moore or Dowd Ritter holds that position, and thereafter the Executive shall report directly to the Chief Executive Officer. The Executive's principal place of employment shall be in Memphis, Tennessee and cannot change without the Executive's consent. If the current Chairman of the Board of Directors of the Company ceases to be the Chairman for any reason during the Employment Period, the Executive shall assume the additional title of Chairman of the Board of Directors of the Company. For the purpose of this Section, the term "Regions" shall include any entity controlled by, controlling or under common control with Regions. Notwithstanding the above, it shall not be a breach of this Agreement for Regions to change the name or form of business entity of the Company, provided that the Executive retains responsibilities, positions and titles that are equivalent with respect to the Business.

          (ii) During the Employment Period, and excluding any periods of vacation and sick leave to which the Executive is entitled, the Executive agrees to devote substantially all of his attention and time during normal business hours to the business and affairs of the Company and, to the extent necessary to discharge the responsibilities assigned to the Executive hereunder, to use the


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Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities. The Executive may not engage, directly or indirectly, in any other business or investment activity that materially interferes with the Executive's performance of his duties hereunder, is contrary to the business interests of the Company or any of its affiliates, or requires any significant portion of Executive's business time. During the Employment Period it shall not be a violation of this Agreement for the Executive to (A) serve on civic or charitable boards or committees, and, subject to the approval of the Company's Board of Directors, on corporate boards or committees, (B) deliver lectures, fulfill speaking engagements or teach at educational institutions, or (C) manage personal investments, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement. It is expressly understood and agreed that to the extent that any such activities have been conducted by the Executive prior to the Effective Date of this Agreement, the continued conduct of such activities (or the conduct of activities similar in nature and scope thereto) subsequent to the Effective Date shall not thereafter be deemed to interfere with the performance of the Executive's responsibilities to the Company.

          (b) Compensation. (i) Base Salary. During the Employment Period, the Executive shall receive an annual base salary ("Annual Base Salary") of no less than $135,000 to be paid in 12 monthly installments. The Annual Base Salary, once increased, shall not be decreased.

               (ii) Annual Bonus. With respect to each calendar year during the Employment Period, the Executive shall receive an annual cash bonus ("Annual Bonus") of not less than the "Guaranteed Bonus" (as defined below), with the opportunity to earn an Annual Bonus greater than the Guaranteed Bonus based on performance and generally consistent with the Company's practices as in effect prior to the Effective Date, provided that reasonable adjustments shall be made each year to the financial targets and other business goals of the Business and the Executive. The Guaranteed Bonus shall be paid in accordance with the Company's practices for the senior executive officers of Regions (provided that this sentence shall not affect the computation of the amount of the Guaranteed Bonus). Except as otherwise provided in Section 5 hereof, the Annual Bonus shall be prorated for any portion of a calendar year during the Employment Period. The Guaranteed Bonus for services rendered in a calendar year is 75% of the largest annual bonus paid or payable to the Executive (before reduction for any voluntary deferral of income) with respect to services performed in any of the three preceding calendar years, (with any bonus paid for a portion of any such preceding calendar year annualized). In making the computation of the Guaranteed Bonus, there shall be excluded that portion of a prior year's Annual Bonus that the Company demonstrates would not have been paid but for the minimum bonus provided for in the preceding sentence.

               (iii) Incentive Awards. During the Employment Period, the Executive shall receive long-term incentive compensation awards under the Company's and Regions' long-term incentive compensation plans on terms and conditions no less favorable than those provided to the senior executive officers of Regions and with a value commensurate with Executive's duties and responsibilities.

               (iv) Other Employee Benefit Plans. During the Employment Period, except as otherwise expressly provided herein, the Executive shall be entitled to participate in all employee benefit, welfare, perquisite and other plans, practices, policies and programs (including participation in supplemental executive retirement plans afforded the senior executive officers of


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Regions, benefits, perquisites, plans, practices, policies and programs with respect to a change of control) at a level, in the aggregate, at least as favorable as provided to the senior executive officers of Regions (and any successor) and at a level that is no less favorable in the aggregate than those provided to him immediately prior to the Effective Date, provided however (i) that any legacy benefits and perquisites provided to selected executives of Regions as a result of agreements, plans or policies in place in an acquired business before or in connection with the acquisition by Regions of such business shall not be considered; and (ii) any legacy benefits and perquisites provided to selected executives of Regions under plans that were closed to new entrants before the Effective Date of this Agreement shall not be considered; and (iii) that generally applicable changes to Regions' and the Company's benefit plans (other than plans that are primarily for the benefit of executives) and changes to any plans in order to comply with legal, accounting, securities exchange or other similar external requirements shall not be a breach of this Agreement.

               (iii) Expenses. During the Employment Period, the Executive shall be entitled to receive prompt reimbursement for all reasonable Expenses incurred by the Executive in accordance with the Company's policies as in effect from time to time.

               (iv) Office and Support Staff. During the Employment Period, the Executive shall be entitled to an office or offices of a size and with furnishings and other appointments as provided generally at any time thereafter with respect to other peer executives of the Company and shall be provided with secretarial and administrative assistance on the same basis as provided to him immediately prior to the Effective Date.

               (v) Vacation. During the Employment Period, the Executive shall be entitled to paid vacation in accordance with the plans, policies, programs and practices of the Company as in effect with respect to the senior executives of the Company.

          4. Termination of Employment. (a) Death or Disability. The Executive's employment shall terminate automatically upon the Executive's death during the Employment Period. If the Company determines in good faith that the Disability of the Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to the Executive written notice in accordance with Section 11(b) of this Agreement of its intention to terminate the Executive's employment. In such event, the Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by the Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, the Executive shall not have returned to full-time performance of the Executive's duties. For purposes of this Agreement, "Disability" shall mean (i) the absence of the Executive from the Executive's duties with the Company on a full-time basis for 180 consecutive business days or, any 180 business days within a period of 365 consecutive days as a result of incapacity due to mental or physical illness; or (ii) a determination that the Executive has a disability that is determined to be total and permanent by a physician selected by the Company or its insurers and acceptable to the Executive or the Executive's legal representative.

          (b) Cause. The Company may terminate the Executive's employment during the Employment Period for Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the continued failure of the Executive to perform substantially the Executive's duties with the Company or one of its affiliates (other than any such failure resulting


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from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Executive by the Board of Directors of Regions which specifically identifies the manner in which such Board believes that the Executive has not substantially performed the Executive's duties, or

               (ii) the willful engaging by the Executive in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company, or

               (iii) conviction of a felony or crime of moral turpitude or guilty or nolo contendere plea by the Executive with respect thereto, which, in the case of a crime of moral turpitude, is materially and demonstrably injurious to the Company; or

               (iv) a material breach of Section 9 of this Agreement.

With respect to the events set forth in clauses (i), (ii) or (iv) above, the Executive shall have ten business days following written notice to the Executive of the occurrence of such events to cure such event, provided such event is susceptible to cure. For purposes of this provision, no act or failure to act, on the part of the Executive, shall be considered "willful" unless it is done, or omitted to be done, by the Executive in bad faith or without reasonable belief that the Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board of Directors of the Company or upon the instructions of the Chief Executive Officer of Regions or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

          (c) Good Reason. The Executive's employment may be terminated by the Executive for Good Reason. Termination for Good Reason shall be the Executive's sole remedy for any claims (other than any claim for compensation or benefits accrued but unpaid) for a breach by the Company or Regions of Section 3 hereof. For purposes of this Agreement, "Good Reason" shall mean any of the following events in the absence of a written consent of the Executive and provided the Executive gives written notice to the Company within 90 days of the occurrence of such event and the Company has not cured such event within ten business days following such notice:

               (i) the assignment to the Executive of any duties materially inconsistent in an adverse respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3(a) of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

               (ii) any failure by the Company to comply with any of the provisions of Section 3(b) of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; or

               (iii) the Company's requiring the Executive to be based at any office or


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location other than that provided in Section 3 hereof; or

               (iv) any purported termination by the Company of the Executive's employment otherwise than as expressly permitted by this Agreement; or

               (v) any failure by the Company to comply with and satisfy Section 10(c) of this Agreement; or

               (vi) the Executive's good faith determination that, due to any act or omission by the Company or Regions, the Executive can no longer perform his duties or responsibilities at the Company or Regions; or

               (vii) any other material breach by the Company or Regions of a material term of this Agreement.

          (d) Notice of Termination. Any termination by the Company for Cause, or by the Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 11(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than thirty days after the giving of such notice). The failure by the Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of the Executive or the Company, respectively, hereunder or preclude the Executive or the Company, respectively, from asserting such fact or circumstance in enforcing the Executive's or the Company's rights hereunder, provided such fact or circumstance reasonably falls within the basis for termination specified in the Notice of Termination.

          (e) Date of Termination. "Date of Termination" means (i) if the Executive's employment is terminated by the Company for Cause, or by the Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein within 30 days of such notice, as the case may be, (ii) if the Executive's employment is terminated by the Company other than for Cause or Disability, the date on which the Company notifies the Executive of such termination or a date within 90 days of receipt of the Notice of Termination, as specified in such notice, (iii) if the Executive's employment is terminated by reason of death or Disability, the date of death of the Executive or the Disability Effective Date, as the case may be and (iv) if Executive's employment is terminated by the Executive without Good Reason, the date specified in the Notice of Termination that is no fewer than 90 days following the Company's receipt of the Notice of Termination.

          5. Obligations of the Company upon Termination. (a) Good Reason; Other Than for Cause, Death or Disability. If, during the Employment Period, the Company shall terminate the Executive's employment other than for Cause or Disability or the Executive shall terminate employment for Good Reason:


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               (i) The Company shall pay to the Executive in a lump sum in cash within 30 days after the Date of Termination (subject to Section 12 hereof) the aggregate of the following amounts:

               A. The sum of (1) the Executive's Annual Base Salary through the Date of Termination to the extent not theretofore paid or otherwise deferred at the election of the Executive; (2) the Executive's Annual Bonus for the calendar year prior to the calendar year in which the Date of Termination occurs to the extent not theretofore paid; and (3) the product of (x) the Guaranteed Bonus for the calendar year in which the Date of Termination occurs, and (y) a fraction, the numerator of which is the number of days in the calendar year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid. The sum of the amounts described in clauses (1), (2) and (3) above, shall be hereinafter referred to as the "Accrued Obligations."

               B. Three times the sum of (1) the Executive's Annual Base Salary and (2) the largest annual bonus paid or payable to the Executive (before reduction for any voluntary deferral of income) with respect to services performed in any of the three calendar years immediately preceding the year in which the Date of Termination occurs (with any bonus paid for a portion of any such preceding calendar year annualized).

               (ii) The Company shall permit the Executive to elect COBRA continuation of medical and dental benefits (collectively "Medical Benefits") for himself, his spouse and dependents for a period of three years following the Date of Termination. The Company shall, subject to Section 12 hereof, reimburse Executive for the excess of the COBRA premium over the premium that would be charged to Executive for such coverage if Executive were still employed.

               (iii) All stock options, long-term incentive awards, restricted stock, other equity awards and deferred compensation shall immediately vest as of the Date of Termination and all stock options and similar equity awards shall remain exercisable for the remainder of their term as though the Executive remain employed even if such vesting conflicts with the terms of a plan under which such restricted stock was granted or under which such compensation was deferred; provided however that such vesting shall not apply to any plan of deferred compensation that is intended to be qualified under Section 401(a) of the Internal Revenue Code.

               (iv) To the extent not theretofore paid or provided, the Company shall timely pay or provide to the Executive any other amounts or benefits required to be paid or provided or which the Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies through the Date of Termination or as a result of such Termination (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

               (vi) It is agreed that the severance benefits provided in this subsection 5(a) fully compensate the Executive for causes of action under this Agreement in connection with a termination by the Company or by Regions other than for Cause, Death or Disability, and the Executive shall have no other remedy for such action by the Company or Regions with respect to such causes of action.


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          (b) Death. If the Executive's employment is terminated by reason of the Executive's death during the Employment Period, the Company shall pay or provide the Executive's estate or beneficiary the payments and benefits described in Section 5 of this Agreement except for Section 5(a)(i)(B). The term Other Benefits for the purpose of this Section 5(b) shall include death benefits as in effect on the date of the Executive's death. The Company shall also permit the Executive's spouse and dependants (collectively, "Beneficiaries") to elect COBRA continuation of Medical Benefits for a period of three years following the date of death. The Company shall reimburse the Beneficiaries for the excess of the COBRA premium over the premium that would be charged to Executive for such coverage if Executive were still alive and employed, and in the event there is more than one such Beneficiary, the Company shall allocate any such reimbursement among the Beneficiaries in an appropriate and equitable manner.

          (c) Disability. If the Executive's employment is terminated by reason of the Executive's Disability during the Employment Period, the Company shall pay or provide the Executive the payments and benefits described in Section 5 of this Agreement except for Section 5(a)(i)(B). The term Other Benefits for the purpose of this Section 5(c) shall include, and the Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits as in effect at the Disability Effective Date. The Company shall also permit the Executive to elect COBRA continuation of medical and dental benefits (collectively "Medical Benefits") for himself, his spouse and dependents for a period of three years following the Disability Effective Date. The Company shall, subject to Section 12 hereof, reimburse Executive for the excess of the COBRA premium over the premium that would be charged to Executive for such coverage if Executive were still employed.

          (d) Cause: Other than for Good Reason. If the Executive's employment shall be terminated for Cause or the Executive terminates his employment without Good Reason during the Employment Period, this Agreement shall terminate without further obligations of the Executive (except to the extent provided for in Section 9 hereof) or to the Executive other than the obligation to pay to the Executive (1) his Annual Base Salary through the Date of Termination; (2) the Executive's Annual Bonus for the year prior to the calendar year in which the Date of Termination occurs to the extent not theretofore paid; and (3) Other Benefits, in each case to the extent not theretofore paid or otherwise deferred at the election of the Executive.

          (e) After the Employment Period. If the Executive's employment shall terminate for any reason following the Employment Period, the Company shall pay to the Executive (1) his Annual Base Salary through the Date of Termination to the extent not theretofore paid; (2) the Executive's any Annual Bonus for any year prior to the calendar year in which the Date of Termination occurs to the extent not theretofore paid; (3) the product of (x) the Guaranteed Bonus, and
(y) a fraction, the numerator of which is the number of days in the calendar year in which the Date of Termination occurs through the Date of Termination, and the denominator of which is 365, in each case to the extent not theretofore paid; and (4) the Other Benefits to the extent not theretofore paid or otherwise deferred at the election of the Executive.

          (f) Cessation of the Medical Benefits. Notwithstanding anything contained herein to the contrary, in no event shall the Company be required to provide the Medical Benefits to the Executive, his spouse and dependents, (other than benefits legally required to be provided under COBRA) to the extent that the Executive, his spouse or his dependents are entitled to receive comparable medical or dental benefits from another employer.


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          6. Non-exclusivity of Rights. Except as specifically provided, nothing in this Agreement shall prevent or limit the Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which the Executive may qualify, nor, subject to Section 11(f), shall anything herein limit or otherwise affect such rights as the Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

          7. Full Settlement. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off right or action, which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement and, except as provided in Section 5(f), such amounts shall not be reduced whether or not the Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all reasonable legal fees and expenses that the Executive reasonably incurs as a result of any contest (regardless of the outcome thereof) by the Company or the Executive (provided that such contest or claim is brought by the Executive in good faith and the Executive is successful in at least one material issue raised in such contest or claim) or by others of the validity or enforceability of, or liability under, any provision of this Agreement or .any guarantee of performance thereof (including as a result of any contest by the Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable Federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

          8. Certain Additional Payments by the Company.

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution or other benefit or compensation provided by the Company or Regions or any affiliated companies to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section
8) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties imposed with respect to, such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, the Executive retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

          (b) Subject to the provisions of Section 8(c), all determinations required to be made under this Section 8, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such


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determination, shall be made by Ernst & Young LLP or such other certified public accounting firm (other than the auditors of the Company or its affiliates, unless the Executive consents) reasonably acceptable to the Executive as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within 15 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 8, shall be paid by the Company to the Executive within five days of the later of (i) the due date for the payment of any Excise Tax, and (ii) the receipt of the Accounting Firm's determination. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to Section 8(c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

          (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

               (i) give the Company any information reasonably requested by the Company relating to such claim,

               (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

               (iii) cooperate with the Company in good faith in order effectively to contest such claim, and

               (iv) permit the Company to participate in any proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment


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of costs and expenses. Without limitation on the foregoing provisions of this
Section 8(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forgo any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

          (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 8(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 8(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

          9. Confidential Information: Noncompetition: Nonsolicitation. (a) The Executive shall hold in a fiduciary capacity for the benefit of the Company and its affiliates all secret or confidential information, knowledge and data relating to the Company or any of its affiliates, and their respective businesses, which shall have been obtained by the Executive during the Executive's employment by the Company or any of its affiliates (including service prior to the Effective Date) and which shall not be or become public knowledge (other than by acts by the Executive or representatives of the Executive in violation of this Agreement). After termination of the Executive's employment with the Company, the Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or legal process, use, communicate or divulge any such information, knowledge or data to anyone other than the Company and those designated by it.

          (b) The Executive agrees that, commencing as of the date hereof, during the actual term of Executive's employment hereunder and for a period of the earlier of three years from the Effective Date or one year following the Date of Termination (the "Protected Period"), other than as a result of a termination by the Company without Cause or by the Executive for Good

Reason, the Executive will not, without the written consent of the Company, engage in any business of, or enter the employ of, as a consultant or employee, or have any interest in, directly or indirectly, any other person, firm, corporation or other entity engaged in any business that is competitive with the Business (a "Competing Business"). Subject to Section 3(a)(ii) hereof, nothing herein shall restrict the Executive from (i) being the beneficial owner of 2% or less of the outstanding securities of any corporation or other entity whose securities are listed on any national securities exchange or traded over-the-counter, if the Executive has no other connection or relationship with the issuer of such securities; (ii) making personal investments so long as the investment vehicle is not a Competing Business (it being understood that hedge funds, mutual funds and other investment entities (in contrast to the asset managers of such funds) are not Competing Businesses); or (iii) rendering services as an employee or as a consultant to any person, firm, corporation or other entity so long as such services are not rendered to the portion of such entity that is engaged in a Competing Business.

          (c) During the Protected Period, the Executive agrees not to hire, directly or indirectly solicit for employment, or entice or encourage to leave employment with the Company or its affiliates or Regions or any of its affiliates (collectively, the "Employer"), any person employed by the Employer at the time of the Executive's termination of employment. During the Protected Period, other than following a termination of the Executive by the Company without Cause or by the Executive for Good Reason, the Executive shall not, directly or indirectly through any other person or entity, solicit, entice, persuade or induce any person or entity which is then, or has been within the twelve months preceding the Date of Termination, a client, customer, or other person or entity having a material business relationship with the Business to terminate, reduce, disrupt or otherwise alter adversely its business relationship with the Company or its affiliates.

          (d) In the event of a breach or threatened breach of this Section 9, the Executive agrees that the Company or its affiliates shall be entitled to injunctive relief in a court of appropriate jurisdiction, or by an arbitration panel, to remedy any such breach or threatened breach, and the Executive acknowledges that damages would be inadequate and insufficient.

          (e) Any termination of the Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 9.

          10. Successors. (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

          (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

          (c) Regions and the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

          11. Miscellaneous. (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Tennessee, without reference to principles of conflict of laws. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

          (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

          If to the Executive:
          To the latest address on file with the Company

          If to the Company:
          Fifty North Front Street
          Memphis, Tennessee 38103
          Attention: General Counsel

          If to Regions:
          417 North 20th Street
          Birmingham, Alabama 35203
          Attention: General Counsel

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Any notice given to the Company by Executive must all be given to Regions, and shall not be considered effective unless given to Regions. Any notice may be given by electronic means such as e -mail or fax, in lieu of the delivery methods specified above, provided such electronic notice is actually received by the party to whom it is addressed (which, in the case of the Company or Regions, shall be the General Counsel thereof). Notice and communications shall be effective when actually received by the addressee.

          (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

          (d) The Company may withhold from any amounts payable under this Agreement such Federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) The Executive's, Regions' or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right the Executive, Regions or the Company may have hereunder, including, without limitation, the right of the Executive to terminate employment for Good Reason pursuant to Section 4(c) of this Agreement (subject to the Executive's exercise of such right within the 90 day period as set forth in Section 4(c)), shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) From and after the Effective Date this Agreement shall supersede any other employment, severance or change of control agreement between the parties with respect to the subject matter hereof, except as expressly provided herein.

          12. Compliance with Section 409A. In the event any amount becomes payable hereunder that is deferred compensation for purposes of Section 409A of the Internal Revenue Code, and is not a short term deferral for such purpose and is not otherwise exempt from the application of Section 409A, (a "409A Payment") such 409A Payment shall be subject to the rules in this Section 12, Without limiting the foregoing, the following payments shall be presumed to be 409A Payments unless regulations or other legal authority issued subsequent to the Effective Date provide an exemption: (1) any reimbursement of COBRA premiums; and (2) payment of severance pursuant to Section 5(a)(i)(B) hereof.

          (a) Any 409A Payment that is deferred or payable pursuant to a plan maintained by Regions or the Company (other than this Agreement), or pursuant to an election by the Executive, shall be payable at the time and in the method specified in such plan or election; provided however that if such plan or election fails to comply with Section 409A and has not been amended to comply with Section 409A, then the following provisions of this Section 12 shall control.

          (b) Any 409A payment not described in subsection (a) shall be paid at the time otherwise specified in this Agreement, except that any payment that is payable following the Date of Termination or by reference to the Date of Termination (other than termination due to death), shall be payable no earlier than the 409A Date. If the Executive is a "specified employee" under Section 409A (with an identification date of December 31) on the date such 409A Payment would otherwise be made, the 409A Date with respect to such payment is the date that is 6 months after the Executive's separation from service for purposes of
Section 409A. If the Executive is not a specified employee, then the 409A Date with respect to such payment shall be the date of the Executive's separation from service. Any payment to be made on the 409A Date in accordance with this subsection (b) may be made within 60 days of such date, if such date is the date of separation from service, and within 30 days of such date, if such date is six months after separation from service. Any payment which would, under the applicable plan of deferred compensation, be a short term deferral, but which fails to qualify as a short term deferral due to the accelerated vesting provisions of subsection 5(a) hereof or subsection 5(c) hereof, and which consequently would fail to comply with Section 409A if paid in accordance with the applicable plan, shall be considered a 409A payment that is not described in subsection (a) above, and shall be paid in accordance with this subsection (b).

          (c) If any extension of the period of time to exercise an option would subject the Executive to taxes or penalties for failure to comply with Section 409A, such extension shall not be made and the parties shall negotiate in good faith to provide the Executive with a benefit of equivalent economic effect (or as close as possible thereto) that either complies with or is excepted from
Section 409A, provided that such benefit shall not have a greater cost to the Company or Regions than the extension. The determination as to whether an extension would fail to comply with Section 409A shall be made collaboratively by the parties, and no party shall have any liability to another party for failure to determine correctly the effect of Section 409A on any transaction.

          13. Expense of Employment Agreement. The Company shall reimburse the Executive for the reasonable attorney's fees and expenses incurred by the Executive in connection with the preparation, negotiation or review of this Agreement.

          14. Regions hereby guarantees the full and faithful performance by the Company of its obligations hereunder.

          15. Indemnification. The Company and Regions shall, to the maximum extent permitted by applicable law, limit the Executive's liability and indemnify the Executive and hold the Executive harmless from and against any claim, loss or cause of action arising from or out of the Executive's performance of duties as an officer, director or employee of the Company and/or Regions or in any capacity, including any fiduciary capacity, in which the Executive serves at the request of the Company and/or Regions. For the purpose of this Section 15, applicable law shall include all applicable local, State and Federal laws, including those laws specifically applicable to banks and bank holding companies.

          16. Director's and Officer's Liability Insurance. During the Employment Period and any additional period during which any claim arising from or out of the Executive's performance of duties as an officer, director or employee of the Company and/or Regions or in any capacity, including any fiduciary capacity, in which the Executive serves at the request of the Company and/or Regions, might be brought against the Executive, the Executive shall be entitled to the same director's and officers' liability insurance coverage at the same level as the Company and/or Regions provides generally to its then current officers, executives and employees.

                                      * * *

IN WITNESS WHEREOF, the Executive has hereunto set his hand and, pursuant to the authorization from its Board of Directors, each of Regions and the Company has caused these presents to be executed in its name on its behalf, all as of the day and year first above written.

                                        /s/ G. Douglas Edwards
                                        ----------------------------------------
                                        G. DOUGLAS EDWARDS

                                        MORGAN KEEGAN & COMPANY, INC.


                                        By: /s/ Allen B. Morgan
                                            ------------------------------------
                                        Name: Allen B. Morgan
                                        Title: Chairman


                                        REGIONS FINANCIAL CORPORATION


                                        By: /s/ Harry Dinken
                                            ------------------------------------
                                        Name: HARRY DINKEN
                                              ----------------------------------
                                        Title: EVP & Director of Corporate
                                               ---------------------------------
                                               Human Resources
                                               ---------------------------------